            SERVICEMASTER 1997 SHARE OPTION PLAN

1.  INTRODUCTION

     1.1  Title .  The plan described herein shall be known

as the "ServiceMaster 1997 Share Option Plan".  It is

hereinafter referred to as the "Plan".

     1.2  Purpose.  (a) The purpose of the Plan is to

enhance employee and director ownership of ServiceMaster

Limited Partnership by providing both selected employees of

The ServiceMaster Company and its subsidiaries and non-

employee members of the Board of Directors of the Managing

General Partner of the Company with the opportunity to

acquire shares of ServiceMaster Limited Partnership.

     (b)  The term "Company" as used in this Part 1 and

elsewhere in this Plan means ServiceMaster Limited

Partnership or any successor entity which has acquired,

directly or indirectly, all or substantially all of the

assets of the Company and which has agreed to assume the

obligations of the Company under this Plan.

     1.3  Adoption of the Plan.  The Plan was approved and

adopted on February 26, 1997, effective February 13, 1997 by the Executive Committee of the Board of Directors of the

Managing General Partner of the Company.

     1.4  Defined Terms.  Certain terms used in this Plan

have the meaning set forth in the section in which they are

defined or as set forth in Section 2.1 or Section 11.1

hereof.

2.  ADMINISTRATION

     2.1  Certain Definitions.  As used in this Part 2 and

elsewhere in this Plan, the following terms have the

indicated meanings:

          "Board of Directors" and "Board" means the board

     of directors of the Managing General Partner, provided,

     that if any entity other than ServiceMaster Limited

     Partnership becomes the "Company" for purposes of this

     Plan, then the

     term "Board of Directors" and "Board" shall mean the

     board of directors or other group responsible for the

     governance of such entity.

          "Committee" means the Compensation Committee of

     the Board of Directors.

          "Executive Committee" means the Executive

     Committee of the Board of Directors.

          "Managing General Partner" means ServiceMaster

     Management Corporation, the corporate general partner

     of the Company and of The ServiceMaster Company Limited

     Partnership, except that if ServiceMaster Management

     Corporation is replaced as the managing general partner

     of the Company, then the term "Managing General

     Partner" means the person thereafter authorized to act

     as the managing general partner of the Company.

     2.2  Administration by the Committee.  (a) The Plan

shall be administered by the Committee except as otherwise

provided in Section 2.2(b).

     (b)  Notwithstanding paragraph (a) above, the Board of

Directors or the Executive Committee may administer this

Plan in whole or in part at any time and However, in lieu of establishing the Committee, and subject to Section 2.2, the

Board of Directors may decide to administer this Plan

itselffrom time to time.  In such circumstances all of the

powers and duties established herein with respect to the

Committee shall be applicable to the Board of Directors and

to the Executive Committee.

     2.3  Powers of the Committee.  (a) The Plan shall be

administered by the Committee in accordance with the

provisions of this instrument.

   (b) The Committee shall have the power and authority to

adopt, amend and rescind rules and procedures governing the

administration of the Plan.

   (c)  All actions of the Committee which are within the

scope of the authority granted to the Committee by this Plan or delegated to the Committee by the Board of Directors

shall be binding on all persons.

     2.4  Committee Procedures.  (a) The Committee shall

hold meetings at such times and places as it may determine.

The Committee may make such rules and regulations for the conduct of its business as it deems advisable. Unless the

Board of Directors or the Committee shall expressly decide

to the contrary, a majority of the members of the Committee

shall constitute a quorum. Any action taken by a majority of the Committee members at a meeting at which a quorum of

Committee members is present shall be deemed to be an act of the Committee.

     (b)  Any member or members of the Committee may

participate in a meeting of the Committee by means of a

conference telephone or similar communications equipment by

means of which all persons participating in the meeting can

hear each other.

     (c)  Any action required or permitted to be taken at

any meeting of the Committee may be taken without a meeting

if all of the members of the Committee execute a consent to

such action in writing (which may be in counterparts) and

the writing or writings are filed with the records of the

Committee.

     2.5  Indemnification.  (a) No member of the Committee

shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the

Committee.

     (b)  Service on the Committee shall constitute service

     as

a member of the Board of Directors so that the members of

the Committee shall be entitled to indemnification and

reimbursement as members of the Board of Directors for any action or any failure to act in connection with service on the

Committee to the full extent provided for or permitted by

the Certificate of Incorporation or the Bylaws of the

Managing General Partner or by the Partnership Agreement of

the Company or by any insurance policy or other agreement

intended for the benefit of the directors of the Managing

General partner or by any applicable law.

3.  PERSONS ELIGIBLE TO RECEIVE OPTIONS

     3.1  Eligibility Requirements.  (a) A person shall be

eligible to be granted an option under this Plan only if, on the proposed Granting Date for such option, such person is

either (i) a "qualified employee" or (ii) a  member of the

Board of Directors.

     (b) A "qualified employee" means a person who meets all

of the following standards:

          (i)  He or she is employed either by the Company,

               The ServiceMaster Company Limited

               Partnership, the Managing General Partner or

               a Subsidiary; and

        (ii) He or she has managerial, supervisory or

               similar responsibilities;





4.   GRANT OF OPTIONS





     4.1  Powers of the Committee with Respect to the

Granting of Options.  The Committee is authorized --

     (a)  To select the qualified employees and directors to

whom options shall be granted under this Plan and to

determine the number of Shares to be subject to each option

granted under the Plan, the number of options to be awarded

to each qualified employee or director and the Granting Date

(as defined in Section 4.2 below) for each option;

     (b)  Except as otherwise expressly provided in this

Plan, to determine, at the time of the grant of each option,

all terms and conditions governing the rights and obligations of the holder with respect to such option, including but not

limited to: (i) the exercise price per Share or the method

by which the exercise price per Share shall be determined;

(ii) the length of the period during which the option may be exercised and any limitations on the number of shares

purchasable with the option at any time during such period;

(iii) the times at which the option may be exercised; (iv)

any conditions precedent to be satisfied before the option

may be exercised; (v) any restrictions on resale of any

Shares purchased upon exercise of the option; and (vi)

whether the Company will retain a right to repurchase Shares sold upon exercise of such option and, if so, the terms

governing such repurchase right; and

     (c) To grant at any time to any qualified employee and

to any director an option to purchase Shares from the

Company on such terms, and subject to such conditions as are consistent with the provisions of this Plan, as the

Committee may establish on or prior to the date on which the option is granted.

     4.2  Granting Date.  An option shall be deemed to have

been granted under this Plan on the date (the "Granting

Date") designated by the Committee as the Granting Date at

the time it approves such option.

5.  TERMS APPLICABLE TO ALL OPTIONS

     5.1  Exercise Price.  (a) Except as otherwise provided

in Part 9, the price at which each Share may be purchased

upon exercise of an option granted under this Plan shall be

the amount equal to the fair market value of the Share on

the Granting Date.

     (b)  The Committee may determine fair market value

based on the closing price of the Shares on the New York

Stock Exchange on the trading day occurring on or

immediately preceding the Granting Date or by such other

means as the Committee reasonably determines.  The

Committee's determination of fair market value shall be

binding for all purposes.

     5.2  Option Agreement.  No person shall have any rights

under any option granted under this Plan unless and until

the Company and the person to whom such option has been

granted have executed and delivered an agreement which

expressly grants the option to such person and sets forth

the terms of the option.

     5.3  Ten Year Maximum Term; Expiration Date.  No option

may be granted under this Plan which may be exercised more

than ten years after the Granting Date of such option. The

term "expiration date" as applied to any option under this

Plan means the earlier of the tenth anniversary of the

Granting Date for such option or the expiration date

specified in the Term Sheet for such option.

     5.4  Modification of Option After Grant.  Each option

granted under this Plan may be modified after the date of

its grant by express agreement between the Company and its

holder, provided, that any such change shall not be

inconsistent with the terms of this Plan and shall be

approved by the Committee.

     5.5  Limitations on Transfer.  (a)  As used in this

Section 5.5 and elsewhere in this Plan, the term "Option

Holder" means the original grantee of the option, such

person's guardian or legal representative if, while the

grantee is alive, the option has been transferred to such

guardian or legal representative, and, after the death of

the original grantee, the person to whom the original

grantee's right have passed by reason of the original

grantee's death.

     (b)  No option granted under this Plan shall be

transferable otherwise than by law or by will or by the laws of

descent and distribution.

     (c)  Each option granted under this Plan may be

exercised only by the Option Holder.

     5.6  Taxes.  The Company shall be entitled, if the

Committee deems it necessary or desirable, to withhold (or

secure payment from the Option Holder in lieu of

withholding) the amount of any withholding or other tax due

from the Company with respect to any amount payable and/or

Shares issuable under any option granted under this Plan.

The Company may defer such payment or issuance unless

indemnified to its satisfaction against any liability for

any such tax.

   5.7  No Right to Employment Conferred.  Nothing in this

Plan or, in the absence of any express provision to the

contrary, in any option granted pursuant to this Plan, shall confer on any person any rights to continue in the

employment of the Company or any subsidiary or interfere in

any way with the right of the Managing General Partner, the

Company or any subsidiary of the Company to terminate such

person's employment at any time.

     5.8  Plan Provisions Control Option Terms.  The

provisions of this Plan shall govern all options granted

under this Plan. In no event shall the Committee have the

power to grant any option under this Plan which is contrary

to any of the provisions of this Plan.  If any provision of

any option granted under this Plan shall conflict with any

provision of this Plan as in effect on the Granting Date of

such option, such provision in this Plan shall control.

Except as provided in Part 9, the terms of any option granted under this Plan may not be changed after the

Granting Date of such option without the express approval of the option holder.

6.  PROVISIONS GOVERNING THE EXERCISE OF OPTIONS

     6.1  Normal Option Term.  Except as otherwise provided

in Sections    6.3 and 6.4, the right to exercise any option

granted under this Plan shall terminate at the expiration date of the option.

     6.2  Acceleration of Exercise Time.  The Committee in

its sole discretion shall have the right (but shall not in

any case be obligated) to permit purchase of Shares under

any option prior to the time such Shares are purchasable

under the terms of the agreement granting the option.

     6.3  Exercise After Termination of Employment. (a)  As

used in this Section 6.3 and elsewhere in this Plan, the

term "Original Grantee" means the person to whom an option

is granted.

     (b)  Subject to paragraph (c) and except as otherwise

provided in Section 6.4, if the Original Grantee ceases to

be employed by the Company, the Managing General Partner or

any subsidiary of the Company, all options granted to the

Original Grantee may not be exercised more than six months

after such cessation of employment occurs.   If the exercise

of an option is subject to a vesting schedule, the right to

exercise such option within the foregoing six-month period

shall be limited in accordance with such vesting schedule.

     (c)  Notwithstanding the provisions of paragraph (b),

no option may be exercised after its expiration date.

     (d)  If and to the extent that an option has not been

exercised at the expiration of the period described in

paragraph (b) or paragraph (c), whichever is applicable, the option shall lapse and be of no further effect and all

Shares then subject to such option shall again become

available for use under the Plan.

     6.4  Death of Original Grantee.  (a) Upon the death of

an Original Grantee while the Original Grantee has a right

to exercise an option, the person or persons to whom the

Original Grantee's rights under the option pass by reason of the

Original Grantee's death may exercise the option with

respect to any or all of the Shares subject to the option

until the earlier of (i) six months after the date of the

Original Grantee's death or (ii) the expiration date of the

option. If the exercise of an option is subject to a vesting schedule, the right to exercise such option within the

foregoing six-month period shall be limited in accordance

with such vesting schedule.

     (b)  If and to the extent that an option is not

exercised at the expiration of the applicable period

described in paragraph (a) above, the option shall lapse and all Shares then subject to such option shall again become

available for use under the Plan.

     (c)  Notwithstanding the provisions of paragraphs (a)

and (b) above, no option may be exercised after its

expiration date.

     6.5  Exercise Procedures.  Each option granted under

this Plan shall be exercised by written notice to the

Company.  An option holder shall not have any rights with

respect to Shares issuable under any option granted under

this Plan or be deemed to be a limited partner or

shareholder in the Company by reason of such option until

the exercise of that option with respect to those Shares.

     6.6  Option Surrender.  Any option granted under this

Plan may, in the discretion of the Committee, be surrendered to the Company on such terms as the Committee and the Option

Holder agree, including (but not limited to) terms which

provide that upon such surrender the Company will pay to

such holder cash or Shares, or a combination of cash or

Shares, having a value equal to the difference between (i)

the value of the Shares subject to the option on the date

the option is surrendered and (ii) the exercise price under

the option.

7.   PROVISIONS CONCERNING THE COMPANY'S FIRST REFUSAL

RIGHT.

     7.1  Definitions.  As used in this Section 7, the

following terms have the indicated meanings:

      "Permitted Transfer" means a transfer of Shares in any

of the following circumstances: (i) the transfer is to a

person described in Section 5.6(a); or (ii)  the transfer

constitutes a bona fide gift to the transferee; or (iii) the transfer is approved in writing by the Committee; or (iv)

the transfer is to any person if the Company has elected not to exercise its First Refusal Right in respect of such

Shares after having had the opportunity to do so pursuant to the provisions of this Section 7.

          "Restricted Transfer" means any transfer of Shares

     which is not a Permitted Transfer.

          "Subject Shares" -- see Section 7.2

          "Subject Shareholder" means any holder of Subject

     Shares.

          "First Refusal Right" means the right of the

     Company to purchase Subject Shares from a Subject

     Shareholder as set forth in Section 7.2.

           "First Refusal Notice" means the notice

described in Section 7.3.

          "First Refusal Term" means the period which

     commences on the date of issuance of such Shares and

     ends on the fifth anniversary of such date.

          "Acceptance Notice" means the notice described

in Section 7.4.

          "First Refusal Price" -- see Section 7.2

   7.2  First Refusal Right.  If a holder of Shares issued

pursuant to an Option granted pursuant to this Plan

proposes to sell or otherwise dispose of such Shares at any time during the First Refusal Term and the proposed sale or other form of disposition is not a Permitted Transfer, such

Shares shall thereupon become "Subject Shares" and (a) the

holder of the Subject Shares shall have the duty to notify

the Company of the proposed sale or other form of

disposition of the Subject Shares in the manner described in

Section 7.3 and (b) the Company shall have the right to

purchase such Subject Shares from the holder at the First

Refusal Price.  In each such case the First Refusal Price

shall be the value of the Subject Shares as determined by

taking the average price of the Shares on the New York Stock

Exchange (or in the principal market in which the Shares are traded, if the Shares are not then traded on the New York

Stock Exchange) over the five business days immediately

preceding the date on which the Company receives the First

Refusal Notice described in Section 7.3.

     7.3  First Refusal Notice.  (a) A holder of Shares

which have become Subject Shares shall immediately notify

the Company, in writing, of his or her desire to sell  or

otherwise dispose of such Shares.   Such notice is

hereinafter referred to as the "First Refusal Notice".

     (b)  If an Option Holder proposes to transfer Shares

concurrently or soon after the exercise of his or her

Option, the First Refusal Notice may accompany the

optionee's Notice of Exercise.

     (c)  Each First Refusal Notice given hereunder shall

constitute an offer by the person giving the notice to sell

the Subject Shares to the Company at the First Refusal

Price.

     7.4  Company's Time to Accept; Acceptance Notice.  (a)

The Company shall have ten business days from the date on

which it receives a First Refusal Notice to determine

whether to exercise its First Refusal Right in respect of

the Subject Shares covered by such notice.  If the Company

elects to exercise its First Refusal Right, the Company

shall give the Subject Shareholder a notice in writing to

that effect (the "Acceptance Notice").  The Acceptance

Notice shall be delivered

by not later than the end of the period described above.

     (b) Each Acceptance Notice given hereunder shall

constitute an acceptance of the offer made by the Subject

Shareholder and shall commit the Subject Shareholder to sell and deliver the Subject Shares to the Company and, subject

to the condition set forth in Section 7.5, shall commit the

Company to purchase the Subject Shares and to pay the First

Refusal Price therefor.

     7.5  Closing Procedures.  (a) The sale and purchase of

the Subject Shares resulting from the offer and acceptance

procedures described above shall be closed on or before the

fifth business day following the date of the Company's

Acceptance Notice.  At the Closing, the Subject Shareholder

shall deliver the certificate or certificates for the

Subject Shares, duly assigned to the Company or accompanied

by a duly executed stock power and the Company shall deliver its check for the First Refusal Price for the Subject

Shares.

     (b)  The delivery of the certificate or certificates

for the Subject Shares shall constitute a representation and warranty by the Subject Shareholder that he or she is the

owner of the Subject Shares, that he or she has the capacity and authority to transfer the Subject Shares to the Company,

and when the Subject Shares are transferred to the Company

the Company will thereupon have full ownership of the

Subject Shares free and clear of any liens or encumbrances.

     (c)  If the Subject Shareholder can not validly make

any of the representations and warranties described in

paragraph (b) above, the Company shall not be obligated to

accept delivery of the Subject Shares or to pay the First

Refusal Price therefor, the Acceptance Notice

notwithstanding.  In this event, the decision of the Company not to accept delivery of the Subject Shares shall not

constitute an election not to exercise its First Refusal

Right in respect of such Shares.

     7.6  Legend.  Each certificate for Shares issued

pursuant to this Plan shall bear a legend which shall state

that the Shares represented by such certificate are subject

to the First Refusal Right.

     7.7  Effect of Making a Restricted Transfer.  Any

transfer of Shares to a person other than the Company which is a Restricted Transfer as defined in this Section 7 shall be ineffective to transfer any interest in such Shares as

against the Company, and the Company shall be entitled to

continue to recognize as the sole owner of such Shares the

person shown on its books and records to be the owner of the

Shares without giving effect to the transfer.

     7.8  Effect of Making a Permitted Transfer.  A transfer

of Shares which is a Permitted Transfer by virtue of clause

(i) or clause (ii) of the definition of a Permitted Transfer shall not cause the provisions of this Section 7 to be

inapplicable to such Shares in the hands of the transferee.

A transfer of Shares which is a Permitted Transfer by virtue of clause (iii) or clause (iv) of the definition of a

Permitted Transfer shall cause the provisions of this

Section to be inapplicable to such Shares in the hands of

the transferee and all subsequent transferees.

8.  SHARES SUBJECT TO THIS PLAN

   8.1  Number of Shares Limited to 2,500,000.  (a) Except

as otherwise provided in Part 9, the number of Shares which

have been purchased by the exercise of options plus the

number of Shares which are subject to purchase through the

exercise of outstanding options shall not exceed 2,500,000.

     (b)  If any option which has been granted under this

Plan is surrendered to the Company, is terminated, or

expires before it has been fully exercised, then all Shares which were subject to such option and as to which the option was not exercised shall be available for any option or

options subsequently

granted in accordance with the provisions of this Plan.

9.    ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     9.1  Share Splits, Etc.  (a) The Committee is

authorized to adjust the number and kind of shares subject

to outstanding options, and the price for which Shares may

be purchased under such options, the number and kind of

shares available for options subsequently granted under this

Plan and the number of Shares and the purchase price per

share under any call right granted to the Company in Option

Agreements made in connection with this Plan, to the extent

the Committee, in its sole discretion, deems necessary to

compensate for any of the following capital changes

("Capital Changes"): (i) any change in the Company's

outstanding Shares which the Committee deems to have an

effect analogous to a stock split; (ii) any reclassification of the Company's outstanding Shares; (iii) any transaction

in which anything other than cash is distributed to the

holders of the Company's outstanding Shares; (iv) any merger or other transaction in which the Company's outstanding

Shares are converted into or replaced by anything else; or

(v) any other occurrence which the Committee believes should lead to an adjustment under this Part 9 for reasons

analogous to the reasons which lead to an adjustment on account of any of the occurrences specifically anticipated in the foregoing clauses (i) - (v).

     (b)  Any adjustment made by the Committee which the

Committee reasonably believes to be within the scope of

authority delegated by this Part 9 shall be binding on all

parties concerned.

10.  AMENDMENT AND TERMINATION OF THIS PLAN

     10.1  Amendment.  The Board of Directors shall have

complete power and authority to amend this Plan at any time

and no approval by the Company's shareholders or by any

other person, committee or other entity of any kind shall be required to make any amendment approved by the Board effective,

provided, that no termination or amendment of this Plan may,

without the consent of the holder of an option outstanding

at or prior to the time of such amendment or termination,

adversely affect the rights of such holder.

     10.2  Termination.  The Board of Directors shall have

the right and power to terminate this Plan at any time.  No

options shall be granted under this Plan after termination

of this Plan, but the termination of this Plan shall not

have any other effect and any option outstanding at the time of termination of this Plan may be exercised after

termination of this Plan at any time prior to the expiration date of such option to the same extent such option would be

exercisable had this Plan not been terminated.

11.  INTERPRETATION OF THIS PLAN

     11.1  Certain Definitions.  The following terms have

the meanings set forth in this Section 11.1 wherever such

terms are used in this Plan.  (Certain other defined terms

are set forth in other sections of this Plan).

          "Exercise Price" as applied to any option granted

     under this Plan means the price at which Shares may be

     purchased upon exercise of such option as established

     pursuant to this Plan.

          "Option" means any option granted under this Plan.

          "Share" means the basic unit used to measure the

     quantity of the entire undivided limited partners'

     investment in ServiceMaster Limited Partnership which

    is held by any particular limited partner, provided,

     that if as a result of any adjustment under Part 9 the

     property obtainable with an option is changed to shares

     of common stock issuable by a corporate successor to

     the ServiceMaster Limited Partnership, then the term

     "Share" shall mean the equivalent unit of corporate

     stock.

          "Subsidiary" means (i) any entity in which the

     Company owns, directly or indirectly, an interest in

     the entity which entitles the Company and/or one or

     more of its Subsidiaries to receive at least 50% of the

     profits generated by such entity or (ii) any entity in

     which the Company owns, directly or indirectly, a debt instrument issued by such entity which is convertible into an equity interest in the entity and the

     conversion of which would then entitle the Company

     and/or one or more of its Subsidiaries to receive at

     least 50% of the profits generated by such entity.

     11.2  Captions.  The captions used in this Plan are for

convenience only.  They do not constitute a part of this

Plan and shall not be deemed to limit, characterize or

affect in any way any provisions of this Plan.

     11.3  Severability.  Whenever possible, each provision

in this Plan and every option at any time granted under this

Plan shall be interpreted in such manner as to be effective

and valid under applicable law, but if any provision of this

Plan or any option at any time granted under this Plan shall be held to be prohibited by or invalid under applicable law,

then such provision shall be deemed amended to accomplish

the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions of

this Plan and every other option at any time granted under

this Plan shall remain in full force and effect.

     11.4  No Strict Construction.  No rule of strict

construction shall be implied against the Company, the

Committee, the Chairman or any other person in the

interpretation of any of the terms of this Plan, any option granted under this Plan or any rule or procedure established by the Committee.

   11.5  Choice of Law.  Every option at any time granted

under this Plan shall be deemed to be a contract made under

the laws of the State of Delaware.  For all purposes, both

this Plan and every option granted under this Plan shall be

construed in accordance with and governed by the laws of the

State of Delaware.

     11.6  Committee's Interpretations Conclusive.  The

Committee shall have full power and authority to interpret

the terms of this Plan, the terms of options granted under

this Plan, and the rules and procedures established by the

Committee.  Any determination made by the Committee as to

the meaning of or requirements imposed by or right of any

persons under this Plan, any option granted under this Plan,

or any rule or procedure established by the Committee shall

be binding upon all persons concerned.



                            -o0o-